Exhibit 99.1

F.N.B. CORPORATION REPORTS
SECOND QUARTER 2005 RESULTS

Hermitage, PA – July 21, 2005. F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported second quarter 2005 net income of $17.5 million, or $.31 per diluted share. These results compare to $14.9 million, or $.28 per diluted share, for the first quarter of 2005 and $15.1 million, or $.32 per diluted share, for the same period last year. The Corporation’s return on equity for the second quarter of 2005 was 15.4%, its return on tangible equity was 30.2% and its return on assets was 1.25%.

“F.N.B. achieved the forecasted net income it had predicted for the second quarter thanks to loan growth, an increase in fee income and reduced non-interest expenses,” said Stephen Gurgovits, F.N.B. Corporation President and Chief Executive Officer. “We attribute this excellent performance to the successful execution of banking basics by an exceptional staff. We are particularly encouraged by the 6.6% annualized growth in loans over the prior quarter end, which will continue to provide revenues in the future.”

Through June 30, 2005, the Corporation posted net income of $32.5 million, or $.59 per diluted share, compared to $31.3 million, or $.66 per diluted share, for the same period in 2004. In the first half of 2005, the Corporation recorded $656 thousand after tax, or $.01 per diluted share, in merger-related costs due to the acquisition of NSD Bancorp Inc. (NSD) in Pittsburgh. In the same period last year, reported net income included $2.7 million of after-tax gain on the sale of branches and $731 thousand of after-tax non-interest income from Sun Bancorp, which a third party acquired in late 2004. These items provided after-tax income totaling $.07 per diluted share in the first half of 2004.

Fully tax equivalent net interest income for the second quarter of 2005 was up 4.4% on a sequential quarter basis and 15.9% over the same period last year. Average loans were up 5.8% on a linked quarter basis. In spite of rising market rates, the yield on earning assets was flat compared to the previous quarter due to competitive pricing pressures. Partially offsetting the increase in interest income was a 10 basis-point increase in the cost of funds, again due to competitive pricing pressures. The net interest margin for the second quarter was 3.87%, a decrease of 9 basis points from the first quarter of 2005, as a result of the higher cost of funds and the impact of purchase accounting on NSD assets and liabilities.

Year-to-date, net-interest income on a fully tax equivalent basis increased 12.5% primarily due to increased levels of earning assets and interest bearing liabilities as a result of the acquisition of First National Bank of Slippery Rock (Slippery Rock) in 2004 and the NSD acquisition. The Corporation’s net interest margin in the first half of 2005 was 3.93%, slightly narrower than the 4.01% in same period last year.

Non-interest income for the second quarter of 2005 was $18.3 million compared to $18.4 million last quarter and $17.4 million in the same period last year. Service charges on loans and deposits were up $906 thousand, or 10%, on a linked quarter basis reflecting the addition of NSD as well as cyclical trends. Insurance commissions were down $642 thousand from the previous quarter due to the reduction in contingent fees, which are primarily earned in the first quarter of each year. Retail security sales were lower in the second quarter of 2005 versus the first quarter, which resulted in a decline of $309 thousand in commissions and fees.

Year-to-date June 30, 2005 non-interest income totaled $36.7 million, compared to $32.9 million in the same period last year, excluding the branch sale gain and Sun- related income recorded in the first half of 2004. This 11.7% increase is principally due to the acquisitions of Slippery Rock, NSD and the Morrell, Butz and Junker Insurance Agency. Non-interest income was 28% of total revenue in the first six months of 2005.

Non-interest expense for the second quarter of 2005 totaled $38.2 million, compared to $40.3 million in the previous quarter and $33.5 million for the same period last year. The second quarter of 2005 included $262 thousand in NSD merger-related costs. Expense reductions from last quarter were realized in each major category driven by reduced employee benefits expense and lower merger-related costs. The efficiency ratio was 55.2% in the second quarter of 2005, excluding merger-related costs.

On a year-to-date basis, non-interest expense, excluding merger-related costs, were $77.5 million compared to $68.1 million for the first half of last year. This 13.9% increase is primarily attributable to the previously referenced acquisitions completed in the second half of 2004 and the first quarter of 2005.

Annualized net charge-offs for the second quarter of 2005 were 54 basis points of average loans, compared to 43 basis points for the first quarter of 2005 and 46 basis points for the second quarter of 2004. Net charge-offs increased in the second quarter due to the charge-off of a $1.5 million loan that was previously fully reserved. Non-performing loans to total loans were 81 basis points for the second quarter of 2005, down from 87 basis points in the second quarter last year and 88 basis points on a sequential quarter basis. Non-performing assets as a percent of total assets showed similar improvements. The provision for loan losses was $2.7 million for the second quarter of 2005, compared to $2.3 million in the first quarter of 2005. On June 30, 2005, the allowance for loan losses was 1.34% of total loans and constituted 1.7 times non-performing loans versus 1.6 times in the same period last year.

Shareholders’ equity at June 30, 2005 was $460 million. The Corporation’s leverage capital ratio was 6.8% and its tangible capital ratio was 4.5% at the end of the quarter. The Corporation continues to maintain “well capitalized” ratios for federal bank regulatory purposes.

The Corporation’s return on equity for the six months ended June 30, 2005 was 15.6%, its return on tangible equity was 28.6% and its return on assets was 1.20%.

“As a point of interest, the ABA Banking Journal recently recognized F.N.B. Corporation for having the 9th highest return on equity of all banks and thrifts over $3 billion in assets during 2004,” Gurgovits noted. “We are very proud of this accomplishment and will continue to strive to maintain our high performance. Further, we remain committed to delivering on our shareholder value proposition. The quarterly cash dividend announced at our annual meeting in May represents a current yield of 4.5%, and ranks F.N.B. in the top 4% of all banks with $3-10 billion in assets.”

In April 2005, F.N.B. announced the signing of a definitive agreement to acquire North East Bancshares, Inc., a $69 million financial services company that operates four banking and lending offices in Erie County, PA. Pending regulatory and shareholder approvals, the transaction is expected to close during the fourth quarter of 2005.

The Corporation held its Annual Meeting on May 18, 2005 at Thiel College in Greenville, PA. Shareholders elected Henry M. Ekker, David J. Malone, Peter Mortensen and Earl K. Wahl, Jr. to the Board of Directors.

The Corporation will file an amended 2004 Form 10-K with the Securities and Exchange Commission in the near future to add two items omitted from the original March 2005 filing – the business address for Ernst & Young LLP, F.N.B. Corporation’s independent registered public accountants, and data with respect to the Corporation’s fixed charges ratio. There are no changes from the financial statements included in the original Form10-K.

The Corporation will host a conference call on Friday, July 22, 2005 at 11:00 a.m. (EDT) to discuss second quarter 2005 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until July 29, 2005 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation’s web site, http://www.fnbcorporation.com.

About F.N.B. Corporation:

F.N.B. Corporation, headquartered in Hermitage, PA, has total assets of $5.7 billion. F.N.B. is a leading provider of banking, wealth management, insurance and consumer finance services in western Pennsylvania and eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National

Insurance Agency, LLC and Regency Finance Company. It also operates consumer finance offices in Tennessee.

Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 32 consecutive years.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.

This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

# # #

Media Contact:
Kathryn Lima 724-981-4318
724-301-6984 (cell)

Analysts/Institutional Investor Contact:
John Waters 239-514-2643
239-272-6495 (cell)

http://www.fnbcorporation.com

Data tables follow

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				2nd Qtr 2005 -	2nd Qtr 2005 -
	2005		2004	1st Qtr 2005	2nd Qtr 2004
	Second	First	Second	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income - taxable equivalent basis	$75,084	$70,181	$62,113	7.0	20.9

Interest income	$74,213	$69,400	$61,516	6.9	20.6
Interest expense	26,335	23,490	20,048	12.1	31.4

Net interest income	47,878	45,910	41,468	4.3	15.5
Provision for loan losses	2,686	2,331	3,620	15.2	-25.8

Net interest income after provision	45,192	43,579	37,848	3.7	19.4

Service charges	9,960	9,054	8,507	10.0	17.1
Insurance commissions and fees	3,127	3,769	2,498	-17.0	25.2
Securities commissions and fees	1,095	1,404	1,191	-22.0	-8.1
Trust income	1,756	1,905	1,676	-7.8	4.8
Gain on sale of securities	564	607	522	-7.2	8.0
Gain on sale of loans	295	314	815	-5.8	-63.7
Gain on sale of branches	0	0	0	n/m	n/m
Other	1,533	1,363	2,171	12.4	-29.4

Total non-interest income	18,330	18,416	17,380	-0.5	5.5

Salaries and employee benefits	19,735	21,183	17,040	-6.8	15.8
Occupancy and equipment	6,376	6,517	5,960	-2.2	7.0
Amortization of intangibles	951	860	519	10.6	83.2
Other	11,157	11,778	9,938	-5.3	12.3

Total non-interest expense	38,219	40,338	33,457	-5.3	14.2

Income before income taxes	25,303	21,657	21,771	16.8	16.2
Income taxes	7,762	6,747	6,706	15.0	15.7

Net income	$17,541	$14,910	$15,065	17.6	16.4

Earnings per share
Basic	$0.31	$0.28	$0.33	10.7	-6.1
Diluted	$0.31	$0.28	$0.32	10.7	-3.1

Performance ratios
Return on average equity	15.39%	15.76%	25.28%
Return on tangible equity (1)	30.22%	26.88%	30.82%
Return on average assets	1.25%	1.15%	1.31%
Net interest margin (FTE)	3.87%	3.96%	3.98%
Yield on earning assets (FTE)	5.96%	5.97%	5.87%
Cost of funds	2.38%	2.28%	2.16%
Efficiency ratio (FTE) (2)	55.56%	60.64%	55.41%

Common stock data
Average basic shares outstanding	56,275,414	53,041,581	46,265,852	6.1	21.6
Average diluted shares outstanding	57,002,404	53,808,732	47,043,011	5.9	21.2
Ending shares outstanding	56,293,407	56,274,790	46,296,328	0.0	21.6
Book value per common share	$8.17	$8.04	$5.02	1.6	62.7
Tangible book value per common share	$4.36	$4.16	$4.19	4.7	4.0
Dividend payout ratio	73.76%	86.81%	70.64%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,
			Percent
Statement of earnings	2005	2004	Variance
Interest income - taxable equivalent basis	$145,264	$124,686	16.5

Interest income	$143,613	$123,492	16.3
Interest expense	49,825	39,819	25.1

Net interest income	93,788	83,673	12.1
Provision for loan losses	5,017	8,242	-39.1

Net interest income after provision	88,771	75,431	17.7

Service charges	19,014	16,563	14.8
Insurance commissions and fees	6,896	4,904	40.6
Securities commissions and fees	2,499	2,532	-1.3
Trust income	3,661	3,549	3.2
Gain on sale of securities	1,171	967	21.1
Gain on sale of loans	609	1,082	-43.7
Gain on sale of branches	0	4,135	*
Other	2,896	4,417	-34.4

Total non-interest income	36,746	38,149	-3.7

Salaries and employee benefits	40,918	35,294	15.9
Occupancy and equipment	12,893	11,692	10.3
Amortization of intangibles	1,811	1,038	74.4
Other	22,935	20,044	14.4

Total non-interest expense	78,557	68,068	15.4

Income before income taxes	46,960	45,512	3.2
Income taxes	14,509	14,225	2.0

Net income	$32,451	$31,287	3.7

Earnings per share
Basic	$0.59	$0.68	-13.2
Diluted	$0.59	$0.66	-10.6

Performance ratios
Return on average equity	15.56%	26.03%
Return on tangible equity (1)	28.59%	31.57%
Return on average assets	1.20%	1.36%
Net interest margin (FTE)	3.93%	4.01%
Yield on earning assets (FTE)	5.98%	5.90%
Cost of funds	2.33%	2.14%
Efficiency ratio (FTE) (2)	58.06%	54.49%

Common stock data
Average basic shares outstanding	54,667,431	46,219,548	18.3
Average diluted shares outstanding	55,413,899	47,055,031	17.8
Ending shares outstanding	56,293,407	46,296,328	21.6
Book value per common share	$8.17	$5.02	62.7
Tangible book value per common share	$4.36	$4.19	4.0
Dividend payout ratio	79.76%	67.93%

(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2005 -	2nd Qtr 2005 -
	2005		2004	1st Qtr 2005	2nd Qtr 2004
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$5,649,492	$5,259,752	$4,637,230	7.4	21.8
Earning assets	5,050,784	4,749,111	4,252,429	6.4	18.8
Securities	1,340,898	1,243,380	1,018,001	7.8	31.7
Loans, net of unearned income	3,708,608	3,504,247	3,232,935	5.8	14.7
Allowance for loan losses	52,953	52,655	47,336	0.6	11.9
Goodwill and intangibles	216,288	150,396	38,651	44.0	459.6

Deposits and repurchase agreements	4,136,397	3,887,935	3,488,836	6.4	18.6
Short-term borrowings	288,476	246,771	235,144	16.9	22.7
Long-term debt	566,254	533,717	476,183	6.1	18.9
Trust preferred securities	128,866	128,866	128,866	0.0	0.0
Shareholders’ equity	457,274	383,683	239,667	19.2	90.8

Asset quality data
Non-accrual loans	$24,760	$26,845	$22,353	-7.8	10.8
Restructured loans	5,547	5,689	5,753	-2.5	-3.6

Non-performing loans	30,307	32,534	28,106	-6.8	7.8
Other real estate owned	6,510	6,240	3,399	4.3	91.5

Non-performing assets	$36,817	$38,774	$31,505	-5.0	16.9

Net loan charge-offs	$5,019	$3,722	$3,694	34.8	35.9
Allowance for loan losses	50,197	52,698	46,099	-4.7	8.9

Non-performing loans / total loans	0.81%	0.88%	0.87%
Non-performing assets / total assets	0.65%	0.69%	0.66%
Allowance for loan losses / total loans	1.34%	1.43%	1.43%
Allowance for loan losses / non-performing loans	165.63%	161.98%	164.02%
Net loan charge-offs (annualized) / average loans	0.54%	0.43%	0.46%

Balances at period end
Total assets	$5,701,883	$5,609,386	$4,771,095	1.6	19.5
Earning assets	5,091,150	5,016,508	4,378,213	1.5	16.3
Securities	1,337,373	1,328,151	1,147,023	0.7	16.6
Loans, net of unearned income	3,746,569	3,685,933	3,226,889	1.6	16.1
Goodwill and intangibles	214,615	216,337	38,419	-0.8	458.6

Deposits and repurchase agreements	4,131,746	4,094,320	3,479,919	0.9	18.7
Short-term borrowings	318,414	295,971	295,808	7.6	7.6
Long-term debt	598,590	568,558	571,379	5.3	4.8
Trust preferred securities	128,866	128,866	128,866	0.0	0.0
Shareholders’ equity	460,090	452,676	232,508	1.6	97.9

Capital ratios
Equity/assets (period end)	8.07%	8.07%	4.87%
Leverage ratio	6.81%	7.19%	6.13%
Tangible equity/tangible assets (period end)	4.47%	4.38%	4.10%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
			Percent
	2005	2004	Variance
Average balances
Total assets	$5,455,638	$4,634,137	17.7
Earning assets	4,900,781	4,251,172	15.3
Securities	1,292,408	1,002,311	28.9
Loans, net of unearned income	3,606,992	3,247,741	11.1
Allowance for loan losses	52,805	47,263	11.7
Goodwill and intangibles	183,453	38,089	381.6

Deposits and repurchase agreements	4,012,852	3,477,679	15.4
Short-term borrowings	267,739	250,312	7.0
Long-term debt	550,004	466,852	17.8
Trust preferred securities	128,866	128,866	0.0
Shareholders’ equity	420,682	241,702	74.0

Asset quality data
Non-accrual loans	$24,760	$22,353	10.8
Restructured loans	5,547	5,753	-3.6

Non-performing loans	30,307	28,106	7.8
Other real estate owned	6,510	3,399	91.5

Non-performing assets	$36,817	$31,505	16.9

Net loan charge-offs	$8,741	$8,228	6.2
Allowance for loan losses	50,197	46,099	8.9

Non-performing loans / total loans	0.81%	0.87%
Non-performing assets / total assets	0.65%	0.66%
Allowance for loan losses / total loans	1.34%	1.43%
Allowance for loan losses / non-performing loans	165.63%	164.02%
Net loan charge-offs (annualized) / average loans	0.49%	0.51%

Balances at period end
Total assets	$5,701,883	$4,771,095	19.5
Earning assets	5,091,150	4,378,213	16.3
Securities	1,337,373	1,147,023	16.6
Loans, net of unearned income	3,746,569	3,226,889	16.1
Goodwill and intangibles	214,615	38,419	458.6

Deposits and repurchase agreements	4,131,746	3,479,919	18.7
Short-term borrowings	318,414	295,808	7.6
Long-term debt	598,590	571,379	4.8
Trust preferred securities	128,866	128,866	0.0
Shareholders’ equity	460,090	232,508	97.9

Capital ratios
Equity/assets (period end)	8.07%	4.87%
Leverage ratio	6.81%	6.13%
Tangible equity/tangible assets (period end)	4.47%	4.10%